UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): June 10, 2015

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 West Wackerly Street Midland, Michigan	48640-4701
(Address of principal executive offices)	(Zip Code)

989-315-7830

(Registrant’s telephone number, including area code)

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of the stockholders of Cirque Energy, Inc. (the “Company”) held on June 10, 2015, the Company’s stockholders:

(1) ratified the amendment to the Company’s Articles of Incorporation changing the name of the Company from Green Energy Renewable Solutions, Inc. to Cirque Energy, Inc.;

(2) ratified the amendment to the Company’s Articles of Incorporation effected on August 15, 2013 amending the Company’s Articles of Incorporation to provide for 300,000,000 authorized shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share; and

(3) approved the amendment to the Company’s Articles of Incorporation further increasing the number of authorized shares of common stock, par value $0.001 per share, to 900,000,000.

The authorized capital stock of the Company consists of 320,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock and 20,000,000 shares of preferred stock, 13,420 of which have been designated as Class A Preferred Stock, 100,000 of which have been designated as Class B Preferred Stock, 100,000 of which have been designated as Class C Preferred Stock and 50,000 of which have been designated as Class D Preferred Stock.

As of May 26, 2015, there were 255,098,531 shares of common stock issued and outstanding, 13,420 shares of Class A Preferred Stock issued and outstanding, 78,048 shares of Class B Preferred Stock issued and outstanding, 24,340 shares of Class C Preferred Stock issued and outstanding and 12,500 shares of Class D Preferred Stock issued and outstanding. Each share of Class A Preferred Stock carries the voting power of 2,857 shares of common stock, each share of Class B Preferred Stock carries the voting power of 3,448 shares of common stock, each share of Class C Preferred Stock carries the voting power of 592 shares of common stock and the average share of Class D Preferred Stock carries the voting power of 1,339 shares of common stock. Thus, the total number of shares eligible to vote was 593,712,756.

The vote for each proposal was as follows:

Proposal	For	Against	Abstain
1. Ratification of Name Change	269,583,212	0	243,086,891

2. Articles Amendment Ratification	269,583,212	0	243,086,891

3. Articles Amendment Approval	269,583,212	0	243,086,891

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: June 15, 2015	By:	/s/ Roger W. Silverthorn
Roger W. Silverthorn
Chief Executive Officer